Exhibit 17.2


                                Terry G. Bowering
      Dove Cove, Dry Hill, P.O. Box W-645, St. John's, Antigua, West Indies
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Net-Force Systems Inc.
Suite #10-Epicurean, Woods Centre
P.O. Box W-645
St. John's,
Antigua


Attention Net-Force Systems Inc. Board of Directors,

I hereby tender my resignation as Director of Net-Force Systems Inc. and all the offices held by me with Net-Force Systems Inc. effective as at the date indicated below.



Regards,


Signed at St. John's, Antigua, on the 24th day of September, 2003;






/s/ Terry G.  Bowering
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Terry G.  Bowering                             Witness